Company Contact:	Investor Relations Contacts:
E-Z-EM, Inc.	Lippert/Heilshorn & Associates, Inc.
Tom Johnson (tjohnson@ezem.com)	Ann Marie Fields (afields@lhai.com)
(800) 544-4624	x3317	(212) 838-3777
www.ezem.com	Bruce Voss (bvoss@lhai.com)
(310) 691-7100

FOR RELEASE AT 9:30AM MARCH 21, 2008

E-Z-EM, Inc. Stockholders Approve Merger Agreement

LAKE SUCCESS, NY (March 21, 2008) – E-Z-EM, Inc. (NASDAQ: EZEM) announced today that the stockholders of E-Z-EM voted to adopt the merger agreement providing for the acquisition of E-Z-EM by Bracco Diagnostics, Inc. (Bracco), the US-based subsidiary of Bracco Imaging S.p.A and part of the Bracco Group, at a special meeting of the stockholders held on March 20, 2008 in Garden City, NY. The number of shares voting to adopt the merger agreement represents approximately 69.1% of the total number of shares outstanding and entitled to vote.

The proposed merger was announced on October 30, 2007 and is expected to close on or about April 1, 2008, pending the satisfaction or waiver of all the closing conditions set forth in the merger agreement. Under the terms of the merger agreement, E-Z-EM’s stockholders will receive $21.00 per share in cash, without interest and less any required withholding tax.

About E-Z-EM, Inc.

E-Z-EM is a leading manufacturer of contrast agents for gastrointestinal radiology. E-Z-EM is the developer of VoLumen®, a patent-pending, next generation low density barium sulfate suspension for use as an oral contrast in Multidetector CT (MDCT) and Positron Emission Tomography (PET/CT) studies. E-Z-EM also offers Empower®, the first family of CT injectors on the market with patented EDA™ technology that can help detect contrast extravasation, and offers a complete product set for the virtual colonoscopy practitioner. This product line consists of virtual colonoscopy hardware, software, nutritional prep kits and bowel cleaners, tagging agents and a carbon dioxide colon insufflation system. E-Z-EM is also the exclusive world-wide manufacturer and marketer of RSDL for military services and first-responder organizations. RSDL is a patented, broad-spectrum liquid chemical warfare agent decontaminant, that neutralizes or removes chemical agents from skin on contact, leaving a non-toxic residue that can be rinsed off with water.

About the Bracco Group

Bracco Imaging S.p.A is one of the world leading companies in the imaging agent business, with products sold in over 80 countries and about 1,250 employees, around 300 of whom work in R&D, Medical and Regulatory Affairs. Bracco Imaging is headquartered in Milan, Italy.

Bracco Imaging S.p.A, is a subsidiary of Bracco S.p.A holding company of the Bracco Group, which also markets Ethical and OTC pharmaceutical products and Healthcare Services in Italy, as well as Advanced Medical Technology systems on a world wide basis, through the Bracco AMT companies, ACIST Medical Systems and Volume Interactions.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, a proxy statement of E-Z-EM, Inc. and other materials have been filed with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT E-Z-EM, INC. AND THE PROPOSED MERGER TRANSACTION. The Proxy Statement and other relevant materials, and any other documents filed by E-Z-EM, Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by E-Z-EM, Inc. by directing a written request to: E-Z-EM, Inc., 1111 Marcus Avenue, Suite LL 26, Lake Success, NY 11042, Attention: Chief Legal Officer. Investors are urged to read the Proxy Statement and the other relevant materials before making any investment decision with respect to the proposed merger.

Forward Looking Statements

The statements made in this document contain certain forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions, are intended to identify such forward-looking statements. The forward-looking statements contained in this release may involve numerous risks and uncertainties, known and unknown, beyond E-Z-EM’s control. Such risks and uncertainties may include: the anticipated closing date of the merger transaction, satisfaction of all conditions required for successful closing of the merger transaction, the ability of E-Z-EM to develop its products, unexpected costs or liabilities resulting from the merger transaction, and adverse impact on E-Z-EM’s business, if any, resulting from uncertainty surrounding the merger transaction; future actions by the FDA or other regulatory agencies, overall economic conditions, general market conditions, price increases of raw materials and components, foreign currency exchange rate fluctuations as well as the risk factors listed from time to time in the SEC filings of E-Z-EM, Inc., including but not limited to its Annual Report on Form 10-K for the fiscal year ended June 2, 2007 and its Form 10-Q for the quarter ended December 1, 2007. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-looking statements, and investors are cautioned not to place undue reliance on the forward-looking statements included in this release.